Exhibit 10.2

EXECUTION VERSION

COLLATERAL MANAGEMENT AGREEMENT

dated as of September 15, 2023

by and between

MONROE CAPITAL INCOME PLUS ABS FUNDING II, LLC,

as Issuer

and

MONROE CAPITAL BDC ADVISORS, LLC,

as Collateral Manager

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Table of Contents

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ANNEX A	FORM OF ASSIGNMENT AND ASSUMPTION	1
ANNEX 1	TO FORM OF ASSIGNMENT AND ASSUMPTION	4

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COLLATERAL MANAGEMENT AGREEMENT

This Collateral Management Agreement (this "Agreement"), dated as of September 15, 2023 is entered into by and between Monroe Capital Income Plus ABS Funding II, LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns permitted hereunder, the "Issuer"), and Monroe Capital BDC Advisors, LLC, as collateral manager (together with its successors and assigns permitted hereunder, the "Collateral Manager").

WITNESSETH:

WHEREAS, pursuant to an Indenture, dated as of the date hereof (the "Indenture"), between the Issuer and U.S. Bank Trust Company, National Association, as trustee (the "Trustee"), the Issuer intends to issue the Secured Notes (as defined in the Indenture) and the Subordinated Notes (as defined in the Indenture);

WHEREAS, the Issuer intends to pledge the Assets (as defined in the Indenture) to the Trustee;

WHEREAS, the Issuer wishes to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Assets in the manner and on the terms set forth herein and to provide such additional services as are consistent with the terms of this Agreement and the Indenture; and

WHEREAS, the Collateral Manager has the capacity to provide the services required hereunder and is prepared to perform such services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1. Definitions.

Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

"Actions": The meaning specified in Section 9(b).

"Advisers Act": The U.S. Investment Advisers Act of 1940, as amended.

"Affiliate" or "Affiliated": With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or under common control with, such Person or (ii) any other Person who is a director, manager, member, partner, shareholder, officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (y) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For purposes of this definition, no entity to which the Collateral Manager provides investment management or advisory services will be deemed an Affiliate of the Collateral Manager solely because the Collateral Manager acts in such capacity.

"Aggregate Collateral Management Fee": The meaning specified in Section 8(a).

"Cause": The meaning specified in Section 11(c).

"Collateral Management Fee": The meaning specified in Section 8(a).

"Collateral Management Fee Shortfall Amount": The meaning specified in Section 8(a).

"Collateral Manager": The meaning specified in the Preamble.

"Collateral Manager Information": The meaning specified in Section 9(a).

"Collateral Manager Notes": Any Notes owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary control.

"Confidential Information": The meaning specified in Section 6(b).

"Expenses": The meaning specified in Section 9(b).

"Indemnified Party": The meaning specified in Section 9(d).

"Indemnifying Party": The meaning specified in Section 9(d)(i).

"Indenture": The meaning specified in the Recitals.

"Independent": As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, manager, director or Person performing similar functions. "Independent" when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person's Affiliates.

"Independent Investment Professional": A conflicts review board established by the Issuer or Collateral Manager on behalf of the Issuer or an independent third party appointed by the Issuer or Collateral Manager on behalf of the Issuer to act on behalf of the Issuer with respect to affiliate transactions.

"Issuer": The meaning specified in the Preamble.

"Issuer Documents": The meaning specified in Section 14(a)(i).

"Liabilities": The meaning specified in Section 9(a).

"Manager Termination Date": The meaning specified in Section 12(a).

"Organizational Instruments": The memorandum and articles of association or certificate of incorporation and bylaws (or the comparable documents for the applicable jurisdiction), in the case of a corporation, or the certificate of partnership and partnership agreement (or the comparable documents for the applicable jurisdiction), in the case of a partnership, or the certificate of formation and limited liability company agreement (or the comparable documents for the applicable jurisdiction), in the case of a limited liability company, or the certificate of trust and trust agreement (or the comparable documents for the applicable jurisdiction), in the case of a statutory trust.

"Person": An individual, corporation (including a business trust), partnership (general or limited), limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), bank, unincorporated association or government or any agency or political subdivision thereof or any other entity of similar nature.

"Registered Investment Adviser": A Person duly registered as an investment adviser (including by being identified as a "relying adviser" in its related "filing adviser's" Form ADV) in accordance with and pursuant to Section 203 of the Advisers Act.

"Successor Criteria": The meaning specified in Section 12(a).

"Successor Manager": The meaning specified in Section 12(a).

"Trustee": The meaning specified in the Recitals.

Section 2.    Duties of the COLLATERAL Manager.

Subject to and in accordance with the Indenture and this Agreement, the Collateral Manager shall provide services to the Issuer as follows:

(a)            Duties Specified Herein and in the Indenture; Power of Attorney. The Collateral Manager agrees to manage the investment and reinvestment of the Assets and shall perform, on behalf of the Issuer, those investment-related duties that have been expressly delegated to the Collateral Manager in this Agreement and in the Indenture. Any reference in this Agreement to the Collateral Manager's duties or obligations shall also include those duties expressly delegated to it in the Indenture and the Collateral Administration Agreement and those duties of the Issuer under the Indenture which the Collateral Manager, in its sole discretion, has agreed to perform on the Issuer's behalf; it being understood that the Collateral Manager shall have no obligation to perform any duties other than its duties as specified herein or expressly delegated to it in the Indenture and the Collateral Manager shall not be subject to any implied obligations of any kind.

In furtherance of the foregoing, the Issuer hereby appoints the Collateral Manager as the Issuer's true and lawful agent and attorney-in-fact, with full power of substitution and full authority in the Issuer's name, place and stead, and without any necessary further approval of the Issuer, in connection with the performance of the Collateral Manager's duties provided for in this Agreement, including, without limitation, the following powers: (i) to buy, sell, exchange, convert and otherwise trade Collateral Obligations, Eligible Investments, Restructured Obligations, Specified Equity Securities and Equity Securities and (ii) to negotiate, execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer to the extent necessary or appropriate to perform the services referred to in the first paragraph of this Section 2(a). The foregoing power of attorney is a continuing power, coupled with an interest, and shall remain in full force and effect until revoked by the Issuer in writing by virtue of the termination of this Agreement pursuant to Section 11 hereof or an assignment of this Agreement pursuant to Section 13 hereof; provided that any such revocation shall not affect any transaction initiated prior to such revocation. Nevertheless, if so requested by the Collateral Manager or a purchaser of a Collateral Obligation, Eligible Investment, Restructured Obligation, Specified Equity Security or an Equity Security, the Issuer shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper assignments, releases and other instruments as may be designated in any such request.

(b)            Standard of Care. The Collateral Manager shall perform its obligations hereunder and under, and in accordance with, the Indenture with reasonable care and in good faith using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it manages for itself and others having similar investment objectives and restrictions and in accordance with its existing practices and procedures with respect to investing in assets of the nature and character of the Assets, except as expressly provided otherwise in this Agreement or the Indenture; provided, however, that in no event shall the Collateral Manager be (i) liable or responsible for the performance of the Assets, (ii) obligated to perform any other duties other than as expressly specified in this Agreement or in the Indenture or (iii) obligated to pursue any particular investment strategy or opportunity with respect to the Assets. To the extent not inconsistent with the foregoing, the Collateral Manager will follow its customary standards, policies and procedures in performing its duties under this Agreement and the Indenture; provided that the Collateral Manager shall not be liable for any loss or damages resulting from any failure to satisfy the standard of care set forth in this paragraph except to the extent such failure would result in liability pursuant to Section 9 hereof. In providing services to the Issuer hereunder, the Collateral Manager shall take into consideration the interests of the Holders of Notes as a whole. The Collateral Manager may, with respect to the affairs of the Issuer, consult with counsel, accountants and other advisors as deemed necessary or appropriate, in their capacity as such, selected by the Collateral Manager, and the Collateral Manager shall be fully protected, to the extent permitted by applicable law, in acting or failing to act hereunder if such action or inaction is taken or not taken by the Collateral Manager in good faith in accordance with the advice or opinion of such counsel, accountants or advisors.

(c)            Compliance with the Indenture; Amendments to the Indenture. The Collateral Manager shall comply with all the terms and conditions of the Indenture applicable to the duties and functions the Collateral Manager has agreed to perform pursuant to this Agreement. If this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture in respect thereof shall control. Notwithstanding the foregoing, the Collateral Manager shall not be bound to follow any supplemental indenture until (i) the Collateral Manager has received written notice and a copy thereof and (ii) the Collateral Manager shall have consented thereto in writing. The Issuer agrees not to execute any such supplemental indenture unless the Collateral Manager has consented thereto in writing.

(d)            Monitoring and Reporting. The Collateral Manager shall monitor the Assets, on behalf of the Issuer, on an ongoing basis and, consistent with the Collateral Administration Agreement, cooperate with the Collateral Administrator in providing to or at the direction of the Issuer all reports, schedules and other data which the Issuer is required to prepare, deliver or furnish under the Indenture in the form and containing all information required thereby and in sufficient time for the Issuer to review such required reports, schedules and data and to deliver them to the parties entitled thereto under the Indenture. The Collateral Manager shall also provide all reports, schedules and other data which it is required to prepare, deliver or furnish under the Indenture, including pursuant to Section 10.6(a) of the Indenture. The Collateral Manager shall, on behalf of the Issuer, be responsible for obtaining to the extent reasonably practicable (and subject to any confidentiality restrictions) and from sources of information normally available to it any information concerning whether a Collateral Obligation has become a Defaulted Obligation.

(e)            Selection and Management of Assets; Optional Redemption. The Collateral Manager shall in accordance with the provisions of the Indenture, the Loan Sale Agreement and this Agreement (1) select all Collateral Obligations and Eligible Investments to be acquired by the Issuer and pledged to the Trustee pursuant to the Indenture and acquire on behalf of the Issuer all such Collateral Obligations and Eligible Investments, (2) facilitate and manage the acquisition and settlement of Collateral Obligations, Restructured Obligations, Equity Securities, Specified Equity Securities and Eligible Investments by the Issuer and (3) consistent with the Collateral Manager's standard of care set forth in Section 2(b), take action on behalf of the Issuer in connection with effectuating any Optional Redemption (including any Refinancing) in accordance with the Indenture, including directing the sale (and the manner thereof) of Assets to the extent necessary to make payments in connection therewith. The Collateral Manager may, in accordance with the provisions of the Indenture and this Agreement, take any of the following actions on behalf of the Issuer or, subject to and in accordance with the applicable provisions of the Indenture and this Agreement, direct the Trustee in writing to take any of the following actions, with respect to a Collateral Obligation, Restructured Obligation, Specified Equity Security, Equity Security or Eligible Investment:

(i)            retain such Collateral Obligation, Eligible Investment, Restructured Obligation, Specified Equity Security or Equity Security;

(ii)           sell or dispose of such Collateral Obligation, Eligible Investment, Restructured Obligation, Specified Equity Security or Equity Security in the open market or otherwise;

(iii)          acquire, in substitution for or in addition to any one or more Collateral Obligations or Eligible Investments included in the Assets, one or more additional Collateral Obligations or Eligible Investments;

(iv)          if applicable, tender such Collateral Obligation, Eligible Investment, Equity Security or Specified Equity Security pursuant to an Offer;

(v)           if applicable consent to any proposed amendment, extension, restatement, restructuring, modification or waiver;

(vi)          retain or dispose of any securities or other property (if other than Cash) received pursuant to an Offer;

(vii)        vote (by proxy or otherwise) or refrain from voting with respect to any Assets;

(viii)        waive any default with respect to any Defaulted Obligation;

(ix)          vote to accelerate (or rescind the acceleration of) the maturity of any Defaulted Obligation; and

(x)           exercise any other rights or remedies with respect to a Collateral Obligation, Restructured Obligation, Specified Equity Security, Equity Security or Eligible Investment as provided in the related Underlying Instruments or take any other action consistent with the terms of the Indenture.

In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Assets, the Collateral Manager shall make a good faith attempt to carry out any reasonable written directions of the Issuer for the purpose of the Issuer's compliance with its Organizational Instruments and the Indenture; provided that such directions are not inconsistent with any provision of this Agreement or the Indenture by which the Collateral Manager is bound or prohibited by applicable law.

Notwithstanding anything herein or any other Transaction Document to the contrary, the Collateral Manager shall have no authority to hold (directly or indirectly), or otherwise take possession of, any funds or securities of the Issuer (including Collateral Obligations or Eligible Investments). Without limiting the foregoing, the Collateral Manager shall have no authority to (i) sign checks on the Issuer's behalf, (ii) deduct fees from any Account, (iii) withdraw funds or securities from any Account, or (iv) dispose of funds in any Account for any purpose other than pursuant to transactions authorized by the Indenture; provided that, subject to Sections 2 and 3 hereof, the foregoing clauses (i) through (iv) shall not limit the Collateral Manager's ability to acquire Collateral Obligations, Restructured Obligations, Specified Equity Securities, Equity Securities and Eligible Investments pursuant to and in accordance with the Indenture and this Agreement or to direct the sale of Collateral Obligations, Restructured Obligations, Specified Equity Securities, Equity Securities and Eligible Investments pursuant to and in accordance with the Indenture and this Agreement. The Collateral Manager agrees that any requests regarding the disbursement of any funds in any Account must be made in accordance with the Indenture and must be sent to the Trustee. Nothing in this paragraph shall prohibit the Collateral Manager from issuing instructions to the Trustee or Collateral Administrator to effect or to settle any bills of sale, assignments, agreements and other instruments in connection with any acquisition, sale or other disposition of any Assets of the Issuer as permitted by the Indenture and the terms hereof.

(f)            With respect to each Payment Date, the Collateral Manager (on behalf of the Issuer) shall make available to the Rating Agency, the Trustee, the Collateral Manager, the Initial Purchaser, the Placement Agent and to any other Holder shown on the register of a Note, and any beneficial owner of a Note who has delivered a Beneficial Ownership Certificate to the Trustee, the Distribution Report no later than the Business Day prior to the related Payment Date. The Distribution Report shall be completed with the information specified in the form of Distribution Report attached to the Collateral Management Agreement, in each case for the related Collection Period and Payment Date.

Section 3.    Brokerage; Agency Cross Transactions.

(a)            Brokerage. The Collateral Manager shall cause any purchase or sale of any Collateral Obligation to be conducted on arm's length terms, and shall use commercially reasonable efforts to obtain the best execution (but shall have no obligation to obtain the lowest price available) of all orders placed with respect to the Assets, considering all relevant circumstances. Subject to the preceding sentence, the Collateral Manager may take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers in compliance with Section 28(e) of the Exchange Act. Such services may be used by the Collateral Manager or its Affiliates in connection with their respective other advisory activities or investment operations. The Collateral Manager may, but shall not be required to, aggregate sales and purchase orders of securities placed with respect to the Assets with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with similar orders being made simultaneously for its proprietary accounts or accounts of its Affiliates. In accounting for such aggregate order price, commissions and other expenses may be apportioned on a weighted average basis. In assessing the best execution available for any purchase or sale of any Collateral Obligation, the Collateral Manager will consider all factors it deems relevant including, but not limited to, the requirements of the Indenture and of this Agreement, the timing for such purchase or sale, the breadth of the market in the relevant security or loan, market conditions, price, the financial condition and execution capability of the broker or dealer. When any aggregate sales or purchase orders occur, the Collateral Manager (and any of its Affiliates involved in such transactions) shall allocate the executions among the accounts and shall execute or direct the execution of all such transactions in a manner deemed equitable by the Collateral Manager in its sole discretion. In addition to the foregoing and subject to the objective of obtaining best execution and to the extent permitted by applicable law and the Indenture, the Collateral Manager may, on behalf of the Issuer, acquire or direct the Trustee in writing to acquire any and all of the Eligible Investments or other Assets from, or sell Collateral Obligations or other Assets to, any of the Collateral Manager's Affiliates, the Initial Purchaser, the Placement Agent, the Collateral Administrator and any of their respective Affiliates.

The Issuer acknowledges and agrees that (i) the determination by the Collateral Manager of any benefit to the Issuer will be subjective and will represent the Collateral Manager's evaluation at the time that the Issuer will be benefited by relatively better purchase or sales prices, lower brokerage commissions, lower transaction costs and expenses and beneficial timing of transactions or any combination of any of these and/or other factors and (ii) the Collateral Manager shall be fully protected with respect to any such determination to the extent the Collateral Manager acts in accordance with Section 2(b) hereof. The Issuer further acknowledges and agrees that the Collateral Manager or any of its Affiliates may acquire or sell obligations or securities, for its own account or for the accounts of its customers, without either requiring or precluding the acquisition or sale of such obligations or securities for the account of the Issuer. Such investments may be the same or different from those made on behalf of the Issuer. If, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to sell or purchase the same item of Collateral Obligations both for the Issuer, and either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or another client of the Collateral Manager, the Collateral Manager shall allocate such investment opportunities across such entities for which such opportunities are appropriate consistent with any applicable requirements of the Advisers Act. The Issuer agrees that, in the course of managing the Collateral Obligations held by the Issuer, the Collateral Manager may consider its relationships with other clients (including obligors and issuers) and its Affiliates. The Collateral Manager may decline to make a particular investment for the Issuer in view of such relationships.

(b)            Agency Cross Transactions and Cross Trades.

(i)            The Issuer hereby agrees that the Collateral Manager (or any Affiliated broker-dealer) shall be permitted to engage in agency cross transactions, as defined in Rule 206(3)-2 under the Advisers Act; provided that the Collateral Manager complies with the requirements of such Rule as specified in Section 3(b)(iii). The Issuer acknowledges that with respect to such agency cross transactions, the Collateral Manager (or any Affiliated broker-dealer) will act as broker for the Issuer and for the other party to the transaction and may be compensated by any or all participants in the transaction, to the extent permitted under applicable law.

(ii)           The Issuer acknowledges and agrees that the Collateral Manager may direct the Issuer to acquire or dispose of Collateral Obligations in cross trades between the Issuer and other clients of the Collateral Manager or any of its Affiliates in accordance with applicable legal and regulatory requirements. In such case, the Collateral Manager and such Affiliates may have potentially conflicting division of loyalties and responsibilities regarding the Issuer and the other parties to such trade. The Issuer acknowledges and agrees that the Collateral Manager and its Affiliates may determine that it is appropriate to avoid such conflicts by selling a Collateral Obligation at a fair value that has been calculated pursuant to the Collateral Manager's valuation procedures to another fund managed or advised by the Collateral Manager or such Affiliates.

(iii)          To the extent that any transactions set forth in the above Section 3(b)(i) or 3(b)(ii) are Affiliate transactions, the Collateral Manager shall obtain the Issuer's consent to such transaction through the Independent Investment Professional, following written disclosure thereto prior to settlement of such transaction which shall constitute the consent of the Issuer required under Section 206(3) of the Advisers Act. The Issuer hereby authorizes and consents to the Collateral Manager engaging in transactions contemplated by the above Sections 3(b)(i) or 3(b)(ii) and acting in such capacity as specified in this Section 3(b)(iii) so long as the Collateral Manager presents such trade to the Independent Investment Professional for review and such trade is approved in writing by the Independent Investment Professional.

(iv)          To the extent that the Issuer acquires any Collateral Obligations directly from the Collateral Manager or its Affiliates, the Collateral Manager shall cause such acquisition to be made pursuant to an assignment and assumption agreement that is in all material respects substantially in the form of Annex A hereto.

Section 4.    Additional Activities of the COLLATERAL Manager.

(a)            Other Activities. Nothing herein shall prevent the Collateral Manager or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to the Issuer and its Affiliates, the Trustee, the Holders or any other Person to the extent permitted by applicable law. Without limiting the generality of the foregoing, the Collateral Manager, its Affiliates and the individuals who are partners, managers, members, shareholders, directors, officers, employees or agents of the Collateral Manager and its Affiliates may, subject to any limits specified in the Indenture:

(i)            serve as managers or directors (whether supervisory or managing), officers, partners, employees, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for any issuer or obligor of any obligations included in the Assets or their respective Affiliates, to the extent permitted by their Underlying Instruments, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any issuer of any obligations included in the Assets or its Affiliates, pursuant to their respective Underlying Instruments;

(ii)           receive fees for services of any nature rendered to the issuer or obligor of any obligations included in the Assets or their Affiliates;

(iii)          be a secured or unsecured creditor of, or hold an equity interest (including a controlling interest) in, or own or hold securities issued by, the Issuer (including any Notes), its Affiliates or any issuer or obligor of any obligation included in the Assets; and

(iv)          act as collateral manager, portfolio manager, investment manager and/or investment advisers or subadviser in collateralized bond obligation vehicles, collateralized loan obligation vehicles and other similar warehousing, financing or other investment vehicles.

As a result, such individuals may possess information relating to obligors and issuers of Collateral Obligations that is (a) not known to or (b) known but restricted as to its use by, the individuals at the Collateral Manager responsible for monitoring the Collateral Obligations and performing the other obligations of the Collateral Manager under this Agreement. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities by the Issuer and otherwise create conflicts of interest for the Issuer. The Issuer acknowledges and agrees that, in all such instances, the Collateral Manager and its Affiliates may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to the Issuer's investments and they have no duty, in making or managing such investments, to act in a way that is favorable to the Issuer.

The Issuer acknowledges that there are generally no ethical screens or information barriers among the Collateral Manager and certain of its Affiliates of the type that many firms implement to separate Persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. The officers or Affiliates of the Collateral Manager may possess information relating to obligors of Collateral Obligations that is not known to the individuals at the Collateral Manager responsible for monitoring the Collateral Obligations and performing the other obligations under this Agreement.

(b)            Trading on Behalf of Self and Others. The Issuer acknowledges and agrees that the Collateral Manager and its Affiliates may hold, purchase, sell, trade or take other related actions both for their respective accounts and for the accounts of their respective clients, on a principal or agency basis, with respect to loans, securities and other investments and financial instruments of all types. In addition, Affiliates of the Collateral Manager may also engage in any other business, including private equity and capital markets-oriented investment activities, and furnish investment management and advisory services and other types of services to others which may include, without limitation, serving as collateral manager or asset manager for, investing in, lending to, or being Affiliated with, other entities organized to issue collateralized loan obligations or asset-backed securities secured by debt obligations such as the Collateral Obligations, and as investment adviser to other trusts and pooled investment vehicles that acquire interests in, provide financing to, or otherwise deal with debt obligations issued by obligors that would be suitable investments for the Issuer. The Collateral Manager and any of its Affiliates will not be restricted in their performance of any such services or in the types of debt or equity investments which they may make and will be free, in their sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, that may be the same as or different from those effected on behalf of the Issuer.

(c)            Advisory Services to Others. The Issuer acknowledges and agrees that the Collateral Manager and any of its Affiliates may engage in any other business and furnish lending, work-out, capital markets, investment and advisory services to others, including Persons that may have investment policies similar to or different from those followed by the Collateral Manager with respect to the Issuer and that may own debt obligations of the same class, or which are the same type, as the Collateral Obligations as well as other assets which are the same or similar to other assets owned by the Issuer. The Collateral Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets and the Issuer.

(d)            Collateral Manager to Other Transactions. The Issuer acknowledges and agrees that the Collateral Manager and/or its Affiliates may act as the collateral manager, asset manager or other similar capacity of other collateralized loan obligation or asset-backed securities vehicles that have similar investment objectives, policies and restrictions as the Issuer. The Issuer agrees that if a determination is made that the Issuer and another client of the Collateral Manager and/or any Affiliate should trade in the same debt obligations on the same day, the Collateral Manager shall allocate such debt obligations between the Issuer and other accounts in a manner that the Collateral Manager and/or its Affiliates determine is fair and equitable over time and in accordance with their internal conflict of interest and allocation policies and applicable law. Additionally, the Collateral Manager and/or an Affiliate may at certain times be seeking simultaneously to purchase or dispose of investments for their respective accounts, the Issuer, any similar entity for which it serves as manager or advisor and for its clients or Affiliates. The Issuer agrees that, in such circumstances, the Collateral Manager and/or the Affiliate may recommend activities that compete with or otherwise adversely affect the Issuer.

(e)            Relationships with Obligors. The Issuer acknowledges and agrees that Affiliates of the Collateral Manager may have economic interests in or other relationships with obligors in whose debt obligations or credit exposures the Issuer may invest. In particular, such Persons may make and/or hold an investment in an obligor's debt obligations that may be pari passu, senior or junior in ranking to an investment in such obligor's debt obligations made and/or held by the Issuer or in which partners, security holders, members, officers, directors, agents or employees of such Persons serve on boards of directors or otherwise have ongoing relationships. In such instances, the Issuer understands that Affiliates of the Collateral Manager may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to the Issuer's investments. In connection with any such activities described in this Section 4(e), the Issuer agrees that Affiliates of the Collateral Manager may hold, purchase, sell, trade or take other related actions in debt obligations or investments of a type that may be suitable to be included as Collateral Obligations. The Affiliates of the Collateral Manager shall not be required to offer such debt obligations or investments to the Issuer or provide notice of such activities to the Issuer. In addition, in servicing and administering the Collateral Obligations, the Issuer agrees that the Collateral Manager may take into account its relationship or the relationships of its Affiliates with obligors and their respective Affiliates, but the foregoing shall not excuse the Collateral Manager from performing its activities hereunder in accordance with the standard of care required in Section 2(b) hereof. Furthermore, in connection with actions taken in the ordinary course of business of the Collateral Manager and its Affiliates in accordance with its fiduciary duties to its other clients, the Issuer acknowledges and agrees that the Collateral Manager and its Affiliates may take actions which adversely affect the interests of the Issuer in the Collateral Obligations.

(f)             Non-Public Information. Unless the Collateral Manager determines in its sole discretion that such purchase or sale is appropriate and satisfies the requirements of this Agreement, the Indenture and applicable law, the Collateral Manager may refrain from directing the purchase or sale hereunder of securities or obligations issued by (i) Persons of which the Collateral Manager, its Affiliates or any of its or their partners, members, officers, directors or employees are directors or officers, (ii) Persons for which the Collateral Manager or any of its Affiliates acts as financial advisor, lender or underwriter, (iii) Persons about which the Collateral Manager or any of its Affiliates has information that the Collateral Manager deems confidential or non-public or otherwise might prohibit it from trading such securities or obligations in accordance with applicable law or (iv) the Collateral Manager or any of its Affiliates. The Collateral Manager may refrain from directing the purchase or sale hereunder of securities or obligations that, as a result of ownership (including a controlling interest) of securities or obligations of any issuer by the Collateral Manager or its Affiliates or accounts for which they act as investment advisers, the Collateral Manager reasonably determines might prohibit it from trading such securities or obligations in accordance with applicable law. The Collateral Manager will not be obligated to utilize with respect to the Collateral Obligations any particular investment opportunity of which it becomes aware.

(g)            Knowledge in Collateral Manager's Possession. The Issuer acknowledges that (i) certain employees of the Collateral Manager and its Affiliates may possess information relating to certain borrowers or issuers that have issued obligations included in the Collateral Obligations, that is not known to employees of the Collateral Manager who are responsible for monitoring the Collateral Obligations and performing the other obligations of the Collateral Manager hereunder and (ii) because the Collateral Manager and/or its Affiliates may trade in the public equity or debt securities of certain borrowers or issuers that have issued obligations included in the Collateral Obligations and receipt of material non-public information with respect to any such borrower or issuer could have adverse consequences with respect to the Collateral Manager's or its Affiliates' other managed accounts, the Collateral Manager may refuse to receive, or may be restricted from receiving, material non-public information with respect to any issuer. The Collateral Manager will be required to act hereunder with respect to any information within its possession only if such information was known to those employees of the Collateral Manager responsible for performing the obligations of the Collateral Manager hereunder in accordance with applicable confidentiality requirements, and only to the extent not prohibited by applicable law or the Collateral Manager's internal policies and procedures.

Section 5.    Conflicts of Interest.

(a)            The fees and expenses of the Independent Investment Professional related to work on behalf of the Issuer will be payable and/or reimbursable by the Issuer as part of its expenses in accordance with the Priority of Payments (or, with respect to any amounts due on the Closing Date, from the gross proceeds of the sale of the Notes). The Independent Investment Professional shall receive compensation as agreed between the Independent Investment Professional and the Issuer. The Independent Investment Professional will also be entitled to indemnification from the Issuer and broad exculpation provisions (i.e., no liability except for willful misconduct, fraud or gross negligence) in relation to its performance of its services, which will be payable as an Administrative Expense (as part of the Issuer's expenses) in accordance with the Priority of Payments.

(b)            The Collateral Manager may from time to time come into possession of material non-public confidential information that may restrict the Collateral Manager from purchasing securities or selling securities for itself or its clients (including the Issuer) or otherwise using such information for the benefit of its clients or itself, and the Issuer's investment may be constrained as a consequence of the Collateral Manager's inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on behalf of its clients (including the Issuer). The Collateral Manager shall have complete discretion to determine on a case-by-case basis whether to refuse to accept material non-public information that would have the effect of imposing trading restrictions or to accept such information on the understanding that trading restrictions will result therefrom until such information is disclosed to the public. The Issuer acknowledges that receipt or nonreceipt of such information, including in connection with unrelated activities, could have an adverse effect on the ability of the Collateral Manager to perform the services to be provided by it hereunder.

(c)            In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to (i) facilitate the sale of the same Collateral Obligation both for the Issuer and for either the proprietary account of the Collateral Manager or any Collateral Manager Affiliate or for another client of the Collateral Manager or any Collateral Manager Affiliate or (ii) facilitate the acquisition of the same Collateral Obligation both for the Issuer and for either the proprietary account of the Collateral Manager or any Collateral Manager Affiliate or for another client of the Collateral Manager or any Collateral Manager Affiliate, then, in each such case, the purchases or sales will be allocated in a manner believed by the Collateral Manager to be fair and equitable over time and that is consistent with the Collateral Manager's obligations hereunder as set forth in Section 3, its standard practices and applicable law.

(d)            The Issuer acknowledges that the Collateral Manager, Affiliates of the Collateral Manager, and/or funds or accounts for which the Collateral Manager or its Affiliates acts as investment adviser may at times own Notes of one or more Classes. In certain circumstances, the interests of the Issuer and/or the Holders with respect to matters as to which the Collateral Manager is advising the Issuer may conflict with the foregoing interests of the Collateral Manager. The Issuer hereby acknowledges and consents to various potential and actual conflicts of interest that may exist with respect to the Collateral Manager as described above.

(e)            The Issuer acknowledges that the Collateral Manager and its Affiliates have certain conflicts of interest as detailed in the Section entitled "Risk Factors—Relating to Certain Conflicts of Interest—Certain Conflicts of Interest Relating to the Collateral Manager and its Affiliates" in the Offering Circular.

Section 6.     Records; Confidentiality.

(a)            Maintenance of Books and Records. The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Issuer, the Trustee and the Independent accountants appointed by the Issuer pursuant to the Indenture, at a mutually agreed-upon time during normal business hours and upon not less than three Business Days' prior notice; provided that the Collateral Manager shall not be obligated to provide access to any non-public information if it determines in good faith that the disclosure of such information would violate any applicable law, regulation or (unless the recipient of such access agrees to maintain the confidentiality of such non-public information in a manner satisfactory to the Collateral Manager) contractual arrangement.

(b)            Confidentiality. The Collateral Manager shall keep confidential any and all information that is either (A) of a type that the Collateral Manager reasonably believes would ordinarily be considered proprietary or confidential or (B) designated as confidential in writing (collectively, "Confidential Information") obtained in connection with the services rendered hereunder and shall not disclose any such Confidential Information to non-affiliated third parties except (i) with the prior written consent of the Issuer, (ii) such information as any Rating Agency shall request in connection with such Rating Agency's rating (or confirmation of rating) or monitoring of any Class of Secured Notes, (iii) as required by law, regulation, court order or rule, or by request or demand in connection with routine investigations, of any regulatory or self-regulatory organization, body or official having jurisdiction over the Collateral Manager or any of its Affiliates, (iv) to the Collateral Manager's and its Affiliates' professional advisers or to any member of the control, compliance or audit department of the Collateral Manager and its Affiliates, (v) such information as shall have been publicly disclosed other than in violation of this Agreement or the Indenture, (vi) such information that was or is obtained by the Collateral Manager on a non-confidential basis or from a non-affiliated third party; provided that the Collateral Manager does not know or have reason to know of any breach by such source of any confidentiality obligations with respect thereto, and provided, further, that the Collateral Manager may follow its usual and customary procedures in carrying out the requirements of this Section 6(b), (vii) such information as is necessary or appropriate to disclose so that the Collateral Manager may perform its duties hereunder, under the Indenture or any other Transaction Document or (viii) information related to investment performance, any Collateral Obligation or general portfolio composition data and statistics disclosed by the Collateral Manager pursuant to marketing, monitoring and reporting activities, as well as in offering and related materials for future transactions (including information relating to the investment performance of the Assets and the Collateral Manager's engagement to perform services hereunder as well as the identity and performance of any Collateral Obligation).

(c)            The Issuer shall keep confidential any and all information obtained by it from the Collateral Manager in connection with the services rendered hereunder that is either (A) of a type that the Issuer reasonably believes would ordinarily be considered proprietary or confidential or (B) designated as confidential in writing to the Issuer and shall not disclose any such information to non-affiliated third parties except (i) with the prior written consent of the Collateral Manager, (ii) such information as any Rating Agency shall reasonably request in connection with such Rating Agency's rating of any Class of Secured Notes, (iii) as required by law, regulation, court order or rule, or by request or demand in connection with routine investigations, of any regulatory or self-regulatory organization, body or official having jurisdiction over the Issuer or any of its Affiliates, (iv) to the Issuer's professional advisers, (v) such information as shall have been publicly disclosed other than in violation of this Agreement or the Indenture or (vi) such information that was or is obtained by the Issuer on a non-confidential basis or from a non-affiliated third party; provided that the Issuer does not know or have reason to know of any breach by such source of any confidentiality obligations with respect thereto.

(d)            For purposes of this Section 6, none of the Holders and beneficial owners of the Notes, the Trustee, the Collateral Administrator, the Initial Purchaser, the Placement Agent or their respective agents shall be considered a "non-affiliated third party."

(e)            Notwithstanding anything in this Agreement or the Indenture to the contrary, the Collateral Manager, the Trustee and the Holders and beneficial owners of the Notes (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure (in each case, under applicable federal, state or local law) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such U.S. tax treatment and U.S. tax structure that may be relevant to understanding such U.S. tax treatment and U.S. tax structure; provided that such U.S. tax treatment and U.S. tax structure shall be kept confidential to the extent reasonably necessary to comply with applicable U.S. federal or state laws.

Section 7.    Obligations Concerning Particular Matters.

Unless otherwise specifically required by any provision of the Indenture, this Agreement or by applicable law, the Collateral Manager shall not intentionally take any action, which would (a) if such action is on behalf of the Issuer, not be permitted under the its Organizational Instruments, (b) violate any law, rule or regulation (in each case, which is known to a senior officer of the Collateral Manager responsible for managing the portfolio of the Assets) of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, any United States federal, state or other applicable securities law the violation of which would have a material adverse effect on any Holder, on the business, operations, assets or financial condition of the Issuer, or on the ability of the Collateral Manager to perform its obligations hereunder, (c) require registration of the Issuer or the pool of Assets as an "investment company" under the Investment Company Act or (d) cause the Issuer to violate any material provision of the Indenture.

Section 8.     Compensation.

(a)            Collateral Management Fees. Subject to the waiver of fees as described below, as compensation for its performance of its obligations as Collateral Manager under this Agreement and the Indenture, the Collateral Manager will be entitled to receive on each Payment Date (in accordance with the Priority of Payments) a fee, which will accrue quarterly in arrears on each Payment Date (prorated for the related Interest Accrual Period), in an amount equal to 0.25% per annum (calculated on the basis of the actual number of days in the applicable Collection Period divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date (the "Collateral Management Fee"); provided that the Collateral Management Fee due on any Payment Date shall not include any such fee (or any portion thereof) that has been waived by the Collateral Manager pursuant to Section 8(a) of this Agreement no later than the Determination Date immediately prior to such Payment Date. The Collateral Management Fee will be payable on each Payment Date to the extent of the funds available for such purpose in accordance with the Priority of Payments.

The Collateral Management Fee is payable on each Payment Date only to the extent that sufficient Interest Proceeds or Principal Proceeds are available in accordance with the Priority of Payments. To the extent the Collateral Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily waived by the Collateral Manager), the unpaid portion of the Collateral Management Fee due on such Payment Date (the "Collateral Management Fee Shortfall Amount") will be automatically deferred for payment on the succeeding Payment Date, with interest, in accordance with the Priority of Payments. Interest on Collateral Management Fee Shortfall Amounts shall accrue at the prime rate for the period beginning on the first Payment Date on which the related Collateral Management Fee was due (and not paid) through the Payment Date on which such Collateral Management Fee Shortfall Amount (including accrued interest) is paid.

At such time as all of the Secured Notes are redeemed in connection with an Optional Redemption, Tax Redemption or Clean-Up Call Redemption without duplication, all accrued and unpaid Collateral Management Fees and Collateral Management Fee Shortfall Amounts (including accrued interest) (collectively, the "Aggregate Collateral Management Fee") shall be due and payable to the Collateral Manager.

The initial Collateral Manager shall, and any successor Collateral Manager may, in its sole discretion (but shall not be obligated to), elect to waive all or any portion of the Collateral Management Fee payable to the Collateral Manager on any Payment Date, notwithstanding that the Collateral Manager may be entitled to such Collateral Management Fee. Any such election shall be made by the Collateral Manager delivering written notice thereof to the Trustee and the Collateral Administrator no later than the Determination Date immediately prior to such Payment Date; provided that no such notice shall be required with respect to the initial Collateral Manager. Any election to waive the Collateral Management Fee may also be made by written standing instructions to the Trustee and the Collateral Administrator; provided that such standing instructions may be rescinded by the Collateral Manager at any time,

(b)            Expenses of Collateral Manager. The Issuer shall pay or reimburse the Collateral Manager (at closing in the case of clause (i) below or otherwise in accordance with the Indenture and payable in accordance with the Priority of Payments) for its payment of any and all commercially reasonable and documented costs and expenses incurred on behalf of the Issuer, including, without limitation: (i) the costs and expenses of the Collateral Manager incurred in connection with the negotiation and preparation of this Agreement and all other agreements and matters related to the issuance of the Notes; (ii) any transfer fees necessary to register any Collateral Obligation in accordance with the Indenture; (iii) any fees and expenses in connection with the acquisition, management or disposition of Assets or otherwise in connection with the Notes or the Issuer (including, but not limited to (a) investment related travel, communications and related expenses, (b) loan processing fees, legal fees and expenses and other expenses of professionals retained by the Collateral Manager on behalf of the Issuer and (c) amounts in connection with the termination, cancellation or abandonment of a potential acquisition or disposition of any Assets that is not consummated); (iv) any and all taxes and governmental charges that may be incurred or payable by the Issuer; (v) any and all insurance premiums or expenses incurred in connection with the activities of the Issuer by the Collateral Manager (which insurance premiums or expenses will be allocated in a commercially reasonable manner among the Issuer and all other clients of the Collateral Manager for whose benefit such insurance is obtained); (vi) any and all costs, fees and expenses incurred in connection with the rating of the Notes or obtaining ratings or credit estimates on Collateral Obligations, and communications with the Rating Agency; (vii) costs, fees and expenses for services to the Issuer (excluding services provided by the Collateral Manager or its Affiliates, but including (without limitation) the fees and expenses of the Independent Investment Professional) in respect of the Assets relating to asset pricing and rating services and licensing and development fees for specialty database and applications software for the purpose of modeling, evaluating and monitoring the Assets and the Notes (which services and software will be allocated in a commercially reasonable manner among the Issuer and all other clients of the Collateral Manager for whose benefit such services and software are utilized); (viii) any and all expenses incurred on behalf of the Issuer to comply with any law or regulation applicable to the activities of the Issuer and, to the extent relating to the Issuer and the Assets and (ix) any fees and expenses in connection with compliance with the U.S. Risk Retention Rules, EU Securitization Laws or UK Securitization Laws. Other than as stated above, the Issuer will bear, and will pay directly in accordance with the Indenture, all other costs and expenses incurred by it or on its behalf in connection with the organization, operation or liquidation of the Issuer.

(c)            Fees Payable on Termination, Resignation or Removal. If this Agreement is terminated for any reason, or if the Collateral Manager resigns or is removed, (i) Collateral Management Fees shall be prorated for any partial period elapsing from the last Payment Date on which such Collateral Manager received the Collateral Management Fee to the effective date of such termination, resignation or removal and (ii) any unpaid Collateral Management Fee Shortfall Amounts (including related interest) shall be determined as of the effective date of such termination, resignation or removal and, in each case, shall be due and payable on each Payment Date following the effective date of such termination, resignation or removal in accordance with the Priority of Payments until paid in full. Otherwise, such Collateral Manager shall not be entitled to any further compensation for further services but shall be entitled to receive any expense reimbursement accrued to the effective date of termination, resignation or removal and any indemnity amounts owing (or that may become owing) under this Agreement. Any Aggregate Collateral Management Fee, expense reimbursement and indemnities owed to such Collateral Manager or owed to any successor Collateral Manager on any Payment Date shall be paid pro rata based on the amount thereof then owing to each such Person, subject to the Priority of Payments.

Section 9.    Limits of COLLATERAL Manager Responsibility; Indemnification.

(a)            Exculpation of Collateral Manager. The Collateral Manager assumes no responsibility under this Agreement other than to perform the Collateral Manager's duties called for hereunder and under the terms of the Indenture applicable to the Collateral Manager, and shall not be responsible for any action of the Issuer or the Trustee in following or declining to follow any advice, recommendation or direction of the Collateral Manager. The Collateral Manager (and its Affiliates, equityholders, members, managers, officers, directors, employees, agents and professionals) shall not be liable to the Issuer, the Trustee, the Holders or any other Person for any decrease in the value of the Assets or any losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, "Liabilities") incurred by any such Person which arise out of or in connection with the performance by the Collateral Manager of its duties hereunder, except, in the case of the Collateral Manager only, (i) by reason of acts or omissions constituting bad faith, willful misconduct or gross negligence in the performance of, or reckless disregard with respect to, the obligations of the Collateral Manager hereunder and under the terms of the Indenture applicable to the Collateral Manager as determined by a final non-appealable judgment of a court of competent jurisdiction or (ii) with respect to the "Collateral Manager Information" in the Offering Circular, to the extent such information contained any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, as determined by a court of competent jurisdiction in a final, non-appealable judgment. The matters described in clauses (i) and (ii) above being referred to herein as "Collateral Manager Breaches". Notwithstanding anything in this Agreement or the Indenture to the contrary, any obligation of the Collateral Manager to apply commercially reasonable efforts in purchasing or disposing of Collateral Obligations, Restructured Obligations, Specified Equity Securities, Equity Securities and Eligible Investments and the performance of its other duties under this Agreement and the Indenture shall permit the Collateral Manager to take into account its investment decision-making process and any other considerations it deems appropriate and consistent with the terms of this Agreement. The Collateral Manager and its directors, officers, stockholders, members, partners, agents and employees, and its Affiliates and their trustees, directors, officers, stockholders, members, partners, agents and employees shall be entitled to indemnification by the Issuer in accordance with Section 9(c) and the Priority of Payments, except to the extent such indemnification would not be permitted under applicable law.

(b)            Indemnity by Collateral Manager. The Collateral Manager shall indemnify, defend and hold harmless the Issuer and its members, managers, authorized persons, directors, officers, stockholders, agents and employees from and against any and all Liabilities and shall reimburse each such Person for all reasonable fees and expenses (including, without limitation, reasonable fees and expenses of counsel) (collectively, "Expenses") in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation (collectively, "Actions"), to the extent that such Action is directly caused by any Collateral Manager Breach; provided that no such indemnity shall be paid to the extent that such Action was caused by, or arose out of or in connection with, bad faith, willful misconduct, gross negligence or reckless disregard of any such indemnified Persons; provided, further, that the Collateral Manager shall not be liable (including under Section 9(a) hereof and this Section 9(b)) for any consequential, special or punitive damages.

(c)            Indemnity by Issuer. The Issuer shall, to the extent that funds are available therefor under the Priority of Payments, indemnify and hold harmless the Collateral Manager and its directors, officers, stockholders, members, partners, agents and employees, and its Affiliates and their trustees, directors, officers, stockholders, members, partners, agents and employees from and against any and all Liabilities (as Administrative Expenses) and shall reimburse each such Person for all Expenses (as Administrative Expenses) that are incurred in investigating, preparing, pursuing or defending any Action related to (i) the issuance of the Notes, (ii) the transactions contemplated by the Offering Circular, the Indenture or the performance of the Collateral Manager's duties under this Agreement or (iii) in respect of any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular other than Collateral Manager Information, or any omission or alleged omission to state a material fact necessary to make the statements in the Offering Circular other than Collateral Manager Information, in light of the circumstances under which they were made, not misleading; provided, however, that such Person shall not be indemnified for any Liabilities or Expenses with respect to which the Collateral Manager indemnifies the Issuer pursuant to Section 9(b) hereof. The obligations of the Issuer under this Section 9 to indemnify for any Liabilities will be payable solely out of the Assets in accordance with the Priority of Payments. Notwithstanding the foregoing and for the avoidance of doubt, the Collateral Manager will not be entitled to indemnification by the Issuer where such indemnification would not be allowed under applicable law.

(d)            Indemnification Procedures. With respect to any claim made or threatened against a party entitled to indemnification under this Section 9 (an "Indemnified Party"), or compulsory process or request or other notice of any loss, claim, damage or liability served upon an Indemnified Party, for which such Indemnified Party is or may be entitled to indemnification under this Section 9, such Indemnified Party shall (or with respect to Indemnified Parties that are directors, officers, stockholders, members, partners, agents or employees of the Collateral Manager, the Collateral Manager shall cause such Indemnified Party to):

(i)            give written notice to the party required to indemnify the Indemnified Party under this Section 9 (the "Indemnifying Party") of such claim within 10 days after such claim is made or threatened, which notice shall specify in reasonable detail the nature of the claim and the amount (or an estimate of the amount) of the claim; provided, however, that the failure of any Indemnified Party to provide such notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Section 9 except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits rights or defenses by reason of such failure;

(ii)           at the expense of the Indemnifying Party, provide the Indemnifying Party such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, without limitation, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;

(iii)          in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such claim;

(iv)         subject to clause (v) below, neither incur any material expense to defend against nor release or settle any such claim or make any admission with respect thereto (other than routine or incontestable admissions or factual admissions the failure to make of which would expose such Indemnified Party to unindemnified liability) nor permit a default or consent to the entry of any judgment in respect thereof, in each case without the prior written consent of the Indemnifying Party; and

(v)          upon reasonable prior notice, afford to the Indemnifying Party the right, in such Indemnifying Party's sole discretion and at such Indemnifying Party's sole expense, to assume the defense of such claim, including, without limitation, the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided that, (1) if the Indemnifying Party assumes the defense and appeals of such claim, the Indemnified Party must consent in writing to the entry of any settlement, compromise, or entry of judgment in respect thereof (which consent shall not be unreasonably withheld); (2) if the Indemnifying Party assumes the defense of such claim, the Indemnifying Party shall not be liable for any fees and expenses of counsel for any Indemnified Party incurred thereafter in connection with such claim except that, if such Indemnified Party reasonably determines that counsel designated by the Indemnifying Party has a conflict of interest due to the conflicting interests of the Indemnifying Party and the Indemnified Party or that either an Indemnified Party or the Indemnifying Party has defenses that are not available to the other, such Indemnifying Party shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from such Indemnifying Party's own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; (3) prior to entering into any final settlement or compromise, such Indemnifying Party shall use its best reasonable efforts in the light of the then-prevailing circumstances to defend such claim; and (4) if any Indemnified Party waives its right to indemnification hereunder, the Indemnifying Party shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the Indemnifying Party reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.

(e)            Advancement of Expenses. If any or all of the Collateral Manager, its Affiliates or their directors, managers, officers, stockholders, members, partners, agents or employees become involved in any Action, to the extent that funds are available therefor under the Priority of Payments, the Issuer will periodically reimburse each such Indemnified Party for his, her or its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided, however, that such Indemnified Party shall execute an undertaking to promptly repay to the Issuer the amount of any such reimbursed expenses paid to such Indemnified Party if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Issuer in connection with such action, proceeding or investigation. The Indemnified Parties shall be entitled to rely on the written advice of counsel as to legal matters, which shall be a nationally recognized law firm, or public accountants, as to accounting matters, which shall be a nationally recognized accounting firm, and any act or omission by them in accordance with such advice shall in no event subject them to liability to the Issuer, the Trustee, the Holders or to any other Person.

(f)             No Waiver of Statutory Rights. Nothing herein shall in any way constitute a waiver or limitation of any rights that the Issuer or the Collateral Manager may have under any applicable law.

Section 10.   No Joint Venture.

The Issuer and the Collateral Manager are not partners or joint venturers with each other, and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager shall be deemed, for all purposes herein, an independent contractor and shall, except as otherwise provided herein or in the Indenture or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer. It is acknowledged that neither the Collateral Manager nor any of its Affiliates has provided or shall provide any tax, accounting or legal advice or assistance to the Issuer or any other Person in connection with the transactions contemplated hereby.

Section 11.   Term; Removal and Resignation.

(a)            General. This Agreement shall commence as of the date first set forth above and shall continue in force and effect until the earlier of (i) the discharge of the Indenture in accordance with its terms, (ii) the liquidation of the Assets and the final distribution of the proceeds pursuant to the Indenture or (iii) the effective date of a management agreement between the Issuer and a successor Collateral Manager. The entity serving as Collateral Manager hereunder may resign or be removed as provided below in this Section 11 with the effect specified in Section 12 hereof. This Agreement shall automatically terminate if the Collateral Manager determines in good faith that the Issuer or the pool of Assets has become an investment company required to be registered under the Investment Company Act and the Collateral Manager notifies the Issuer of such determination.

(b)            Resignation of Collateral Manager. The Collateral Manager may resign or terminate its obligations hereunder upon 30 days' (or such shorter notice as is acceptable to the Issuer) written notice to the Issuer and the Trustee (who will forward the notice to the Rating Agency and each Holder of Notes); provided, however, that the Collateral Manager shall have the right to resign immediately upon the effectiveness of any change in applicable law or regulations which renders the performance by the Collateral Manager of its duties under this Agreement or under the Indenture to be a violation of such law or regulation, unless such violation can be reasonably remedied without adverse effect or liability on the Collateral Manager (as determined by the Collateral Manager in its sole discretion).

(c)            Removal of Collateral Manager upon the Occurrence of Cause. The Collateral Manager may be removed upon the occurrence of Cause upon 30 days' prior written notice by the Issuer or the Trustee, at the direction of a Supermajority of the Controlling Class (disregarding any Collateral Manager Notes) or a Supermajority of the Subordinated Notes (disregarding any Collateral Manager Notes). Notice of such removal for Cause will be given by or on behalf of the Issuer to the Holders of each Class of Notes. No such removal shall be effective (A) until the date as of which a successor Collateral Manager has agreed in writing to assume all of the Collateral Manager's duties and obligations pursuant to this Agreement and (B) unless the party seeking such termination (or a representative thereof), prior to delivering any notice of termination to the Collateral Manager, shall have given three days' prior written notice to the Trustee (who shall forward such notice to each of the Holders of Notes) of its decision that the Collateral Manager's services should be terminated. "Cause" will mean the occurrence of one or more of the following:

(i)            willful violation by the Collateral Manager of any material provision of this Agreement or the Indenture expressly applicable to the Collateral Manager (not including a willful breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions or provisions of this Agreement or the Indenture), which violation is not cured by the Collateral Manager within 30 Business Days;

(ii)           other than as covered by clause (i), violation in any material respect by the Collateral Manager of any provision of this Agreement or the Indenture applicable to the Collateral Manager (except for any such violations that could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the Issuer, the Assets or any Holder; it being understood that any failure by the Issuer to meet any Concentration Limitation, Borrowing Base Condition or Portfolio Tests, in each case, is not such a violation; provided that the foregoing will not limit the Collateral Manager's or the Issuer's obligations in respect of such tests when purchasing or selling Collateral Obligations on behalf of the Issuer) and, if capable of being cured, such violation is not cured within 30 days of the Collateral Manager becoming aware of, or receiving notice from the Issuer or the Trustee of, such violation and if such violation was not capable of being cured within the initial 45 days of the Collateral Manager becoming aware of, or receiving notice from the Issuer or the Trustee of, such violation, such violation is not cured within 60 days of a responsible officer of the Collateral Manager becoming aware of, or receiving notice from the Issuer or the Trustee of, such violation;

(iii)          the failure of any representation, warranty, certification or statement made or delivered by the Collateral Manager pursuant to this Agreement or the Indenture to be correct in any material respect when made (except for any such violations that could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the Issuer, the Assets or any Holder) which failure is not corrected by the Collateral Manager within 45 days of its becoming aware of, or its receipt of notice from the Issuer or the Trustee of, such failure or if such breach is not capable of cure within 45 days, the Collateral Manager fails to cure such breach within the period in which a reasonably diligent person could cure such breach (but in no event more than 75 days);

(iv)          the Collateral Manager is wound up or dissolved or there is appointed over it or a substantial portion of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager (A) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally, (B) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue undismissed for 60 days, (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency, or (D) permits or suffers all or substantially all of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days; or

(v)           (A) the occurrence of any act by the Collateral Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement or the Indenture or the Collateral Manager being convicted for a criminal offense related to its business of providing asset management services or (B) the conviction (and failure to remove within 20 Business Days of such conviction) of any director, manager or executive officer of the Collateral Manager or any employee of the Collateral Manager who has primary responsibility for the oversight and management of the Assets resulting from an act of fraud or criminal activity by such person in the performance of the Collateral Manager's obligations under this Agreement or the Indenture.

(d)            If any of the events specified in Section 11(c) hereof shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer, the Rating Agency and the Trustee upon the Collateral Manager's becoming aware of the occurrence of such event. In no event shall the Trustee be required to determine whether Cause exists under this Agreement.

(e)            Notwithstanding anything in this Section 11 to the contrary, any event described in clause (i), (ii), (iii) or (v) of Section 11(c) hereof may be waived as a basis for removal of the Collateral Manager by a Majority of the Controlling Class (disregarding any Collateral Manager Notes) or a Majority of the Subordinated Notes (disregarding any Collateral Manager Notes), that, in either case, were a part of the Supermajority that directed removal of the Collateral Manager.

Section 12.    Obligations of Resigning or Removed COLLATERAL Manager; Effect of Termination, Resignation or Removal.

(a)            Appointment of Successor Collateral Manager. Notwithstanding the provisions of Section 11, no resignation or removal of the Collateral Manager or termination of this Agreement shall become effective until the acceptance of appointment by a successor Collateral Manager (the "Successor Manager") satisfying the Successor Criteria described below and notice of which has been given to the Rating Agency. Within 30 days after the removal or resignation of the Collateral Manager (the "Manager Termination Date"), by written notice to the Issuer and the Trustee, the Holders of a Majority of the Subordinated Notes (Collateral Manager Notes will not be disregarded for this purpose) may propose a Successor Manager. The Issuer will appoint such Successor Manager if it satisfies the Successor Criteria, subject to the approval of the Holders of a Majority of the Controlling Class. If no Successor Manager has been selected within 60 days of the Manager Termination Date, the Issuer, the resigning Collateral Manager, the Trustee or any Holder of Notes may petition a court of competent jurisdiction for the appointment of a Successor Manager that satisfies the Successor Criteria.

A Successor Manager will satisfy the "Successor Criteria" if: (i) that Successor Manager has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager under this Agreement; (ii) that Successor Manager is legally qualified and has the capacity to act as Collateral Manager and has agreed in writing to assume all of the responsibilities, duties and obligations of the Collateral Manager under this Agreement and the Indenture; (iii) its appointment would not cause or result in the Issuer becoming, or require the pool of Assets to be registered as, an investment company under the Investment Company Act; and (iv) the Rating Agency has been notified of such Successor Manager.

For the avoidance of doubt, Collateral Manager Notes will be disregarded and have no voting rights with respect to any vote in respect of any of the following actions: (i) the removal of the Collateral Manager as a result of Cause and (ii) the waiver of any event constituting Cause, and such Notes will be deemed not to be Outstanding in connection with any such vote. For any such action, if the Notes of the Controlling Class or the Subordinated Notes consist entirely of Collateral Manager Notes, such action must be undertaken by the required percentage of the most senior Class of Notes that is not comprised entirely of Collateral Manager Notes, disregarding any Collateral Manager Notes.

No compensation payable to a successor Collateral Manager from payments on the Collateral will be greater than that permitted to the Collateral Manager under this Agreement without (a) the prior written consent of a Majority of each Class of Notes (each Class voting separately) and (b) prior notice to the Rating Agency. Upon expiration of the applicable notice periods with respect to termination specified in this Agreement, all authority and power of the Collateral Manager under this Agreement, whether with respect to the Assets or otherwise, will automatically and without action by any Person pass to and be vested in the successor institution upon the acceptance by such institution of its appointment under this Agreement. The Issuer and the successor will take such action (or cause the outgoing Collateral Manager to take such action) consistent with this Agreement and as will be necessary to effect any such succession.

(b)            Effect of Termination, Resignation or Removal. From and after the effective date of the termination of this Agreement or the resignation or removal of the Collateral Manager hereunder the Collateral Manager (or, in the case of resignation or removal, the resigning or removed Collateral Manager) (1) shall be paid all compensation accrued and expenses incurred to the effective date of the termination of this Agreement or the resignation or removal of the Collateral Manager, as provided in Section 8 hereof, shall be entitled to receive any amounts, to which the Collateral Manager is or becomes entitled under Section 9 hereof (without regard to whether such amounts have been determined on the date of termination) and shall be entitled to retain any Notes issued or sold to it and (2) shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture or any of the Assets (excluding any such Proceeding in which claims are asserted against the Collateral Manager or any Affiliate of the Collateral Manager) upon receipt of indemnification and expense reimbursement, in each case, satisfactory to the Collateral Manager in its sole discretion. Upon any such termination of this Agreement, or resignation or removal of the Collateral Manager, the Collateral Manager shall, as soon as practicable:

(i)            deliver to the Issuer all property and documents of the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager, but shall be entitled to keep a copy of any such documents; and

(ii)           deliver to the Trustee an internally prepared accounting with respect to the books and records delivered to the Issuer pursuant to clause (i) above.

Section 13.    Delegation; Assignments.

(a)            (i) The Collateral Manager may delegate to or employ third parties (including its Affiliates) to perform any or all of the obligations of the Collateral Manager under this Agreement (other than investment decision making responsibilities); provided, that (A) the Collateral Manager will not be relieved of any of its duties hereunder as a result of such delegation to or employment of third parties and (B) the Collateral Manager will be solely responsible for the fees and expenses payable to any such third party except to the extent such expenses are payable by the Issuer hereunder. The parties hereto acknowledge and agree that pursuant to the Collateral Administration Agreement the Issuer has retained the Collateral Administrator to perform certain services to assist the Collateral Manager in the performance of its duties hereunder.

(ii)            Subject to any consent required for an assignment under the Advisers Act, the Collateral Manager may assign its rights or responsibilities (including its asset selection, credit review, trade execution and/or related asset management duties) under this Agreement (A) with, except as set forth in clause (B), the consent of a Majority of the Controlling Class or (B) without obtaining consent of any Holder, the Trustee or any other Person, (1) to the surviving entity of a merger, consolidation or restructuring of the Collateral Manager, or (2) to an Affiliate of the Collateral Manager, or (3) to any other entity to which all or substantially all of the assets, or at the time of such transfer, the asset management business, of the Collateral Manager has been transferred, so long as, in each case, the successor, surviving entity or assignee satisfies the Successor Criteria and so long as in each case the surviving entity or assignee becomes by operation of law, or agrees in writing to be, bound by the provisions of this Agreement and the Collateral Manager's obligations hereunder; provided that, in addition to the conditions set forth above, after giving effect to any merger, consolidation or restructuring, if the surviving entity is not the Collateral Manager, the surviving entity has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder (including through (a) experience substantially similar to that of the Collateral Manager at the time of such merger, consolidation or restructuring and (b) employing principal personnel responsible for managing the Assets with experience managing substantially similar middle market loans and collateralized loan obligation vehicles).

In addition, notwithstanding anything herein to the contrary, neither the consent of any Holder nor satisfaction of the Rating Agency Confirmation shall be required in the case of a change of control transaction with respect to the Collateral Manager, including a change in control resulting from a direct or indirect transfer or hypothecation of voting securities of the Collateral Manager, that is deemed to be an assignment within the meaning of Section 202(a)(1) of the Advisers Act at the time of any such transaction; provided that the Collateral Manager shall if required by applicable law, and otherwise in its discretion may, obtain the consent of the Issuer to any such transaction upon approval by the Issuer's manager in a manner consistent with SEC Staff interpretations of Section 205(a)(2) of the Advisers Act.

(b)            Assignment by Issuer. This Agreement shall not be assigned by the Issuer without the prior written consent of the Collateral Manager and Rating Agency Confirmation, except in the case of assignment by the Issuer to (i) an entity that is a successor to the Issuer permitted under the Indenture (pursuant to Section 7.11 of the Indenture), in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder or (ii) the Trustee as contemplated by the Granting Clauses of the Indenture. In the event of any assignment by the Issuer, the Issuer shall use its best efforts to cause its successor to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.

Section 14.    Representations and Warranties.

(a)            The Issuer hereby represents and warrants to the Collateral Manager as follows:

(i)            The Issuer (A) has been duly formed as a limited liability company and is validly existing under the laws of the State of Delaware, (B) has the full limited liability company power and authority to own its assets and the securities proposed to be owned by it and included in the Collateral and to engage in the transactions contemplated herein and in the Indenture and (C) is duly qualified under the laws of each jurisdiction where the Issuer's ownership or lease of property or the conduct of the Issuer's business requires, or the performance of the Issuer's obligations under this Agreement, the Notes or under the Indenture and the Collateral Administration Agreement (collectively, the "Issuer Documents") would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer, or on the Issuer's ability to perform its obligations, or on the validity or enforceability of this Agreement.

(ii)           The Issuer has the necessary limited liability company power and authority to execute, deliver and perform the Issuer's obligations under the Issuer Documents and has taken all necessary action to authorize the execution, delivery and performance of the Issuer Documents. The Issuer has duly executed all of the Issuer Documents. No consent of any other Person, including, without limitation, members and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or "blue sky" laws and those that have been or will be obtained in connection with the Indenture and the issuance of the Notes, is required by the Issuer in connection with the execution, delivery, performance, validity or enforceability of the Issuer Documents. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered hereunder, will constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with their respective terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, or similar laws affecting generally the enforcement of creditors' rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)          The execution, delivery and performance of the Issuer Documents (A) do not violate any provision of any existing law or regulation binding on the Issuer, any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, any securities issued by the Issuer or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer or its ability to perform its obligations under the Issuer Documents, (B) do not result in or require the creation or imposition of any lien on any of the Issuer's property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture) and (C) do not violate any provision of the Issuer’s Organizational Instruments.

(iv)         No consent, approval, authorization or order of or declaration or filing with any governmental instrumentality or court or other Person is required for the performance by it of its duties hereunder and under the Indenture, except such as have been duly made or obtained.

(v)          The Issuer is not required to register as an "investment company" under the Investment Company Act.

(vi)         The Issuer (A) is not in breach or violation of or in default under the Indenture or any other contract or agreement to which the Issuer is a party or by which it or any of its assets may be bound, any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or its Organizational Instruments or the performance by the Issuer of its duties hereunder or thereunder and (B) is not in violation of its Organizational Instruments.

(vii)        There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Issuer, threatened that, if determined adversely to the Issuer, would have a material adverse effect upon the performance by the Issuer of its duties under, or on the validity or enforceability of, this Agreement.

(viii)       A complete copy of the Issuer’s Organizational Instruments has been delivered to the Collateral Manager (and the Issuer will deliver promptly any amendment or modification made thereof to the Collateral Manager).

(b)            The Collateral Manager hereby represents and warrants to the Issuer as follows:

(i)            The Collateral Manager (A) is a Delaware limited liability company that has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, (B) has full power and authority to own its assets and to transact the business in which it is currently engaged, (C) is duly qualified and in good standing under the laws of each jurisdiction where the Collateral Manager's ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement would require, such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or on the ability of the Collateral Manager to perform its obligations hereunder, or on the validity or enforceability of this Agreement and (D) is a Registered Investment Adviser.

(ii)           The Collateral Manager has the necessary power and authority to execute, deliver and perform this Agreement and all obligations required hereunder, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the performance of all of the Collateral Manager's obligations imposed on it hereunder. The Collateral Manager has duly executed this Agreement. No consent of any other Person, including, without limitation, creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the performance by the Collateral Manager of its obligations hereunder. This Agreement has been, and each instrument and document required hereunder or under the terms of the Indenture to be executed by the Collateral Manager shall be, executed and delivered by a duly authorized officer of the Collateral Manager, and this Agreement constitutes, and each instrument and document required hereunder or under the terms of the Indenture to be executed by the Collateral Manager when executed and delivered by the Collateral Manager hereunder or under the terms of the Indenture shall constitute, the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their respective terms, subject to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)          The execution, delivery and performance of this Agreement and the documents and instruments required to be executed by the Collateral Manager hereunder or under the terms of the Indenture (A) do not violate any provision of any law or regulation binding on the Collateral Manager, any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, any securities issued by the Collateral Manager or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or its ability to perform its obligations under this Agreement, (B) do not result in or require the creation or imposition of any lien on any of the Collateral Manager's property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking, the existence of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or its ability to perform its obligations under this Agreement and (C) do not violate any provision of the Collateral Manager's articles of incorporation or by-laws.

(iv)          There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Collateral Manager, threatened that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under, or on the validity or enforceability of, this Agreement.

(v)           The Collateral Manager (A) is not in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Collateral Manager or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the performance by the Collateral Manager of its duties hereunder and (B) is not in violation of its certificate of formation or operating agreement.

(vi)         No consent, approval, authorization or order of or declaration or filing with any governmental instrumentality or court or other Person is required for the performance by it of its duties hereunder and under the Indenture, except such as have been duly made or obtained.

(vii)         The Collateral Manager Information in each Offering Circular, as of its date and as of the Closing Date, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 15.     No Petition; No Recourse.

(a)            No-Petition Covenant. The Collateral Manager agrees not to institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding-up or liquidation Proceedings or other Proceedings under U.S. federal or state bankruptcy or similar laws, or the similar laws of any other applicable jurisdiction until at least one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Notes issued under the Indenture. Nothing in this Section 15(a) shall preclude, or be deemed to stop, the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned period in connection with (A) any insolvency case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager or (ii) from commencing against the Issuer or any of its respective properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium winding-up or liquidation Proceeding.

(b)            Limited Recourse. Notwithstanding any other provision of this Agreement to the contrary, the Collateral Manager hereby acknowledges and agrees that the Issuer's obligations hereunder are from time to time and at any time limited recourse obligations of the Issuer payable solely from the Assets available at such time in accordance with the Priority of Payments and that the Collateral Manager will not have any recourse to any other asset of the Issuer or any of the members, managers, authorized persons, directors, officers, employees, shareholders, incorporators, partners or Affiliates of the Issuer with respect to any amounts owing hereunder or any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. On the exhaustion of the Assets, all obligations of, and all claims against, the Issuer arising from this Agreement or any transactions contemplated hereby shall be extinguished and shall not thereafter revive. It is further understood that the foregoing provisions of this Section 15(b) shall not limit the right of the Collateral Manager to name the Issuer as a party defendant in any action or suit or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a bankruptcy, reorganization, arrangement, insolvency, moratorium, winding-up or liquidation Proceeding, deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Issuer.

Section 16.     Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including, without limitation, by email or fax) and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, in the case of email, when received or, in the case of fax notice, when received in legible form, addressed as set forth in Section 14.3 of the Indenture.

Section 17.     Binding Nature of Agreement; Successors and Assigns; Benefits of Agreement.

The Collateral Manager agrees that its obligations hereunder shall be enforceable, at the insistence of the Issuer, on behalf of the Issuer by the Trustee under the Indenture, as provided in the Indenture (subject to the rights and defenses of the Collateral Manager and the provisions of Section 15 hereunder). The Collateral Manager agrees and consents to the provisions contained in Article XV of the Indenture. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein.

Section 18.     Entire Agreement; Amendments.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. No amendment to this Agreement may, without the prior written consent of a Majority of the Controlling Class and a Majority of the Subordinated Notes and notice to the Rating Agency, (i) modify the definition of the term "Cause," (ii) increase the Collateral Management Fee, (iii) modify the method for calculation of any component of the Collateral Management Fee or any definition in this Agreement related to the Collateral Management Fee or (iv) modify the Class or Classes or the percentage of the Aggregate Outstanding Amount of any Class that has the right to remove the Collateral Manager, consent to any assignment of this Agreement or nominate or approve any successor portfolio manager; provided that (i) the prior written consent of a Majority of the Subordinated Notes shall be required if any such amendment would have a material adverse effect on the Subordinated Notes and (ii) the prior written consent of a Majority of the Controlling Class shall be required if any such amendment would have a material adverse effect on the Controlling Class. This Agreement may be amended for any other purpose without the consent of any Class of Notes upon notice to the Rating Agency. The Issuer shall provide the Holders with notice of any amendment to this Agreement.

Section 19.     Third Party Beneficiaries.

The Issuer and the Collateral Manager agree that the Trustee on behalf of the Secured Parties is intended to be a third party beneficiary of this Agreement, and shall be entitled to rely upon and enforce such provisions of this Agreement to the same extent as if the Trustee was a party hereto.

Section 20.     17g-5; Other Agreements.

(a)            The Collateral Manager shall use commercially reasonable efforts to assist the Issuer in complying with its obligation under Rule 17g-5 and to assist the Issuer and the Trustee in performing its respective obligations under Section 14.18 of the Indenture in respect of Rule 17g-5.

(b)            The Collateral Manager shall deliver to the Trustee duplicate copies of all written notices, statements, communications and instruments delivered to the Issuer pursuant to this Agreement. If the Collateral Manager obtains knowledge that an Event of Default has occurred and is continuing (other than by reason of its receipt of notice thereof from the Trustee), the Collateral Manager shall promptly notify the Issuer and the Trustee thereof.

(c)            Upon each acquisition or disposition of a Collateral Obligation, the Collateral Manager shall deliver to the Trustee the applicable certification required by Article XII of the Indenture.

Section 21.    Governing Law.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 22.     Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 23.     Titles Not to Affect Interpretation.

The titles of Sections and subsections of this Agreement are for convenience only. They neither form a part of this Agreement nor are to be used in the construction or interpretation hereof.

Section 24.     Execution in Counterparts.

This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party the signature of which appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 25.     Provisions Separable.

To the fullest extent permitted by law, in case any provision in this Agreement shall be invalid, illegal or unenforceable as written, such provision shall be construed in the manner most closely resembling the apparent intent of the parties with respect to such provision so as to be valid, legal and enforceable; provided, however, that, if there is no basis for such a construction, to the fullest extent permitted by law such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability and, unless the ineffectiveness of such provision destroys the basis of the bargain for one of the parties to this Agreement, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

Section 26.     Number and Gender.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

Section 27.     Collateral Assignment.

The Collateral Manager hereby acknowledges and consents to the collateral assignment by the Issuer to the Trustee, on behalf of the Secured Parties, pursuant to the Indenture of all of the Issuer's right, title and interest in and to this Agreement and agrees that all of the representations, covenants and agreements made by the Collateral Manager herein are also for the benefit of the Trustee.

Section 28.     Written Disclosure Statement.

The Issuer acknowledges receipt of Part 2A of the Collateral Manager's Form ADV, as required by Rule 204-3 under the Advisers Act, more than 48 hours prior to the date of execution of this Agreement.

Section 29.     Survival.

(a)            Sections 6, 7, 8, 9, 12(b), 13, 14, 15, 17, 18, 19 and 21 shall survive the execution and delivery and any termination or assignment of this Agreement or resignation or removal of the Collateral Manager.

(b)            Each representation and warranty made or deemed to be made herein or pursuant hereto, and each indemnity provided for hereby, shall survive until two years after the earliest to occur of the termination or assignment of this Agreement or the resignation or removal of the Collateral Manager and then be of no further force or effect except with respect to claims relating to events which occurred prior to the expiration of such survival period.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MONROE CAPITAL INCOME PLUS ABS FUNDING II, LLC

By:
Name:
Title:

MONROE CAPITAL BDC ADVISORS, LLC

By:
Name:
Title:

Monroe Capital Income Plus ABS Funding 2023-1
Collateral Management Agreement

ANNEX A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth in item 6 below and is entered into by and between the Assignor identified in item 1 below the "Assignor" and Monroe Capital Income Plus ABS Funding II, LLC (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified in item 4 below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The standard terms and conditions set forth in Annex 1 attached hereto (the "Standard Terms and Conditions") are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration as specified in item 5 below, the Assignor hereby irrevocably sells and assigns to the Assignee, without recourse, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date (i) all of the Assignor's rights and obligations in its capacity as a [Lender] (as defined in the Credit Agreement) and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a [Lender]) against any person or entity, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.     Assignor:     [●]

2.     Borrower(s):     [●]

3.     Facility Agent: [●], as the facility agent under the Credit Agreement

4.     Credit Agreement: Credit Agreement dated as of [●] (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [●] (the "Borrower"), various financial institutions, [●], as Facility Agent, and [●], as [Servicing Agent]

5.     Assigned Interest:

Assignor	Facility Assigned	Aggregate Amount of Commitment/ Loans for all [Lenders] under Credit Agreement	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans	Aggregate Purchase Price for Assigned Interest
[●]	[Senior Secured Term Loan] / [Second Lien Term Loan] / [●]	$[●]	$[●]	[●]%	$[●] (includes $[●] of accrued and unpaid interest)

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6.     Effective Date: [●] [●], 20[●]

The terms set forth in this Assignment and Assumption are hereby agreed to:

As Assignor:
[●]

By:
Name:
Title:

As Assignee:
MONROE CAPITAL INCOME PLUS ABS FUNDING II, LLC,
As Assignee

By:
Name:
Title:

[Accepted:
[●], as Facility Agent

By:
Name:
Title:]

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ANNEX 1 TO FORM OF ASSIGNMENT AND ASSUMPTION

[●] and its Subsidiaries

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.             General Representations and Warranties.

1.1            Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other [Loan Document], (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the [Loan Documents] or any collateral thereunder, (iii) the financial condition of Borrower, any of its subsidiaries or affiliates or any other person or entity obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its subsidiaries or affiliates or any other person or entity of any of their respective obligations under any [Loan Document].

1.2            Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a [Lender] under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a [Lender] thereunder and, to the extent of the Assigned Interest, shall have the obligations of a [Lender] thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or its asset manager making the investment decision on its behalf to acquire such Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section [●] thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vi) it has, independently and without reliance upon [Facility Agent], [Servicing Agent] or any other [Lender] and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest; and (b) agrees that (i) it will, independently and without reliance upon [Facility Agent], [Servicing Agent], the Assignor or any other [Lender], and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the [Loan Documents], and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the [Loan Documents] are required to be performed by it as a [Lender].

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2.              Payments. From and after the Effective Date, [Facility Agent] shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.              Solvency. The Assignor represents and warrants that (a) at the time of and after giving effect to each conveyance of any Assigned Interest hereunder, it is solvent and is not aware of any pending insolvency of the Assignor, (b) it will not be rendered insolvent as a result of any transfer of any Assigned Interest, (c) it will not be left with an unreasonably small remaining capital as a result of any such transfer and (d) the sale and transfer of any Assigned Interest by the Assignor constitutes a reasonable and practicable action in the Assignor's business.

4.              Sale Treatment.

4.1            Assignor's Representations and Warranties. The Assignor represents and warrants that (a) it properly treats, and will continue to treat, the transfer of any Assigned Interest to the Assignee for all purposes as a sale on all of its relevant books and records (including for tax and accounting purposes), (b) after the Effective Date hereof, any balance sheet or financial statement that identifies or itemizes any Assigned Interest will properly note that such Assigned Interest is not available to satisfy the claims of any of the Assignor's or any other person's or entity's creditors and (c) it has not made any transfer of the Assigned Interest or entered into any other transaction in connection therewith with the intent to hinder, delay or defraud its creditors.

4.2            Assignee's Representations and Warranties. The Assignee represents and warrants that it properly treats, and will continue to treat, the transfer of any Assigned Interest to the Assignee for all purposes as a purchase on all of its relevant books and records (including for tax and accounting purposes).

5.              Value Given. The Assignor represents and warrants that (i) the cash payment received by the Assignor in respect of the purchase price of the Assigned Interests conveyed hereunder constitutes fair consideration and fair market value in consideration for the transfer to the Assignee of such Assigned Interests under this Assignment and Assumption, (ii) such transfer was not made for or on account of an antecedent debt owed by the Assignee to the Assignor and (iii) such transfer was not and is not voidable or subject to avoidance under any insolvency or bankruptcy laws.

6.              Miscellaneous Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois, without regard to conflict of laws principles of such State.

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7.              Limited Recourse. The obligations of the Assignee and the Assignor under this Assignment and Assumption are solely the limited liability company or corporate obligations, as applicable, of the Assignee and the Assignor, respectively. No recourse shall be had for the payment of any amount owing by the Assignee or the Assignor under this Assignment and Assumption or any other obligation or claim of or against the Assignee or the Assignor arising out of or based upon this Assignment and Assumption, against any employee, officer, director, shareholder, partner, member or manager of the Assignee or the Assignor or of any affiliate of such person or entity (other than the Assignor or the Assignee, as applicable). Notwithstanding any other provisions of this Assignment and Assumption, the obligations of the Assignee hereunder are payable subject to and in accordance with the Priority of Payments (as defined in the Indenture, dated as of September 15, 2023, between the Assignee, as Issuer and U.S. Bank Trust Company, National Association, as trustee (the "Indenture")) and are from time to time and at any time limited in recourse to the Assets (as defined in the Indenture) of the Assignee available at such time, and following application of the Assets (as defined in the Indenture) in accordance with the provisions of the Indenture, all obligations of and all claims against the Assignee will be extinguished and shall not thereafter revive.

8.              No Bankruptcy Petition. The Assignor covenants and agrees that, prior to the date that is one year and one day (or, if longer, the applicable preference period then in effect plus one day) after the payment in full of all Notes (as defined in the Indenture) and the satisfaction and discharge of the Indenture, it will not institute against the Assignee or join any other person or entity in instituting against the Assignee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

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